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                                                          Exhibit 15.2


The Stockholders and
Board of Directors of
Morgan Stanley, Dean Witter, Discover & Co.

We are aware of the incorporation by reference in the Registration Statements (Form S-4 No. 333-25003, Form S-3 No.33-92172, Form S-3 No. 33-57202, Form S-3
No. 33-60734, Form S-3 No. 33-89748, Form S-3 No. 333-7947, Form S-3 No. 333-
22409, Form S-3 No. 333-27881, Form S-3 No. 333-27893, Form S-3 No. 333-27919,
Form S-8 No. 333-28141, Form S-8 No. 33-62374, Form S-8 No. 33-63024, Form S-8
No. 33-63026, Form S-8 No. 33-78038, Form S-8 No. 33-79516, Form S-8 No. 33-
82240, Form S-8 No. 33-82242, Form S-8 No. 33-82244, Form S-8 No. 333-4212, Form
S-8 No. 333-25003, and Form S-8 No. 33-28163) of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD") of our reports dated March 27, 1997 and July 2, 1996 included in MSDWD's Form 10-Q filed on July 15, 1997, relating to the unaudited condensed consolidated interim financial statements of Morgan Stanley Group Inc. ("MSGI") which are included in MSGI's Forms 10-Q for the quarters ended February 28, 1997 and May 31, 1996, respectively.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                        /s/ Ernst & Young LLP

New York, New York
July 15, 1997